EXHIBIT 10.508

December 18, 2003

XXX
XXX
XXX

Dear XXX:

I am pleased to inform you that Cygnus will pay you a retention bonus of $                     upon any acquisition of Cygnus, Inc., if such acquisition occurs, provided that you remain an active employee and have not given notice of resignation prior to the date of the sale.

In addition, you have been granted a stock option for                      shares, priced at $                     each, based on a grant date of December 18, 2003. These options will vest over a two-year period, vesting 1/24 of the original grant per month.

While Cygnus looks forward to a mutually rewarding relationship, nothing in this letter changes the at-will nature of your employment relationship or provides a guarantee of any additional compensation.

As a reminder, the terms and conditions of this letter are confidential and should not be shared with anyone, with the exception of your spouse/significant other, accountant, and the officers of Cygnus, Inc.

XXX, you are a critical member of the Cygnus team and we value your contribution as we move forward.

Regards,

/s/ John C Hodgman

John C Hodgman
CEO, President, and Chairman